EXECUTION VERSION 207401323_4 FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT This FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Amendment”) is dated as of July 29, 2025, among 8X8, INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement referred to below) party hereto, the Consenting Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below. W I T N E S S E T H: WHEREAS, the Borrower, the lenders party thereto (the “Lenders”), and the Administrative Agent have entered into that certain Term Loan Credit Agreement, dated as of July 11, 2024 (as amended prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”); WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto (the “Consenting Lenders”) have agreed, to amend the Existing Credit Agreement as more specifically set forth herein; NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: Section 1. Amendments to Existing Credit Agreement. Effective as of the date hereof and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Existing Credit Agreement is hereby amended as follows: (a) Section 1.1 (Definitions) of the Existing Credit Agreement is hereby amended to add the following new definition in alphabetical order: “First Amendment Effective Date” means July 29, 2025. (b) The definition of “Permitted Acquisition” set forth in Section 1.1 (Definitions) of the Existing Credit Agreement is hereby amended by amending and restating clause (f) of the definition in its entirety as follows: “(f) (i) no later than five (5) Business Days prior to the proposed closing date of such acquisition (or such shorter period as may be agreed to by the Administrative Agent), the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that after giving effect to such acquisition and any Indebtedness incurred in connection therewith, (A) the Borrower is in compliance on a Pro Forma Basis (based on the most recently completed Reference Period) with each covenant contained in Section 9.16 and (B) the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis (based on the most recently completed Reference Period) would not exceed 3.75 to 1.00 (provided that, on and after the First Amendment Effective Date, acquisitions may qualify as Permitted Acquisitions without complying with this clause (f)(i)(B) so long as the aggregate consideration for all such acquisitions that do not comply with this clause (f)(i)(B) after the First Amendment Effective Date does not exceed $25,000,000) and (ii) to the extent requested by the Administrative Agent, promptly upon the finalization thereof

2 207401323_4 copies of a substantially final purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition (including all schedules, exhibits and annexes thereto) and each other material document executed, delivered or contemplated in connection therewith and any amendment, modification or supplement to any of the foregoing; and” (c) Section 9.1(e) (Payment of Junior Indebtedness) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: “(e) so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) at the time of any payment, prepayment, distribution, purchase or redemption of Junior Indebtedness under this clause (e) and immediately after giving effect thereto and any Indebtedness incurred in connection therewith, the Borrower shall be in pro forma compliance with a Consolidated Secured Leverage Ratio not exceeding 1.50 to 1.00, the Borrower may make additional payments, prepayments, distributions, purchases and redemptions of Junior Indebtedness in an aggregate amount during the term of this Agreement, when taken together with all Restricted Payments made pursuant to Section 9.4(f), not to exceed, at the time of such payment, prepayment, distribution, purchase or redemption, $10,000,000; and” (d) Section 9.4(f) (Restricted Payments) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: “(f) so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) at the time of any Restricted Payment and after giving effect thereto and any Indebtedness incurred in connection therewith, the Borrower shall be in pro forma compliance with a Consolidated Secured Leverage Ratio not exceeding 1.50 to 1.00, the Borrower may make additional Restricted Payments in an aggregate amount during the term of this Agreement, when taken together with all payments, prepayments, distributions, purchases or redemptions of Junior Indebtedness under Section 9.1(e), not to exceed, at the time such Restricted Payment is made, $10,000,000; and” (e) Section 9.16(a) (Consolidated Total Net Leverage Ratio) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: “(a) Consolidated Total Net Leverage Ratio. As of the last day of any fiscal quarter (commencing with the fiscal quarter ending September 30, 2024), the Borrower shall not permit the Consolidated Total Net Leverage Ratio to be greater than 4.50 to 1.00.” (f) Exhibit E (Form of Compliance Certificate) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex A hereto. Section 2. Conditions to Effectiveness. This Amendment shall become effective on the date hereof when the following conditions shall have been satisfied or waived: (a) the Administrative Agent’s receipt of (i) this Amendment, duly executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, properly executed by a Responsible Officer of the signing Credit Party and (ii) a duly executed Notice of Prepayment to with respect to the repayment of Term Loans described in clause (b) below;

3 207401323_4 (b) the prepayment by the Borrower of outstanding Term Loans under the Credit Agreement on or immediately prior to the date hereof in an aggregate principal amount of $10,000,000, which prepayment shall be applied to the bullet payment to be made on the Maturity Date; and (c) the payment of all fees to the Administrative Agent and the Consenting Lenders required to be paid on the date hereof and payment of expenses of the Administrative Agent and its counsel required to be paid on the date hereof. For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto. Section 3. Representations and Warranties. To induce the Administrative Agent and the other Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent and the other Lenders on and as of the date hereof that, in each case: (a) all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the date hereof with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date). (b) no Default or Event of Default shall have occurred and be continuing on the date hereof or after giving effect to this Amendment; (c) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and (d) this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Credit Party, and each such document constitutes the legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. Section 4. Reference to and Effect on the Credit Agreement and the Loan Documents. Except as expressly provided herein, the Existing Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Existing Credit Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Existing Credit Agreement or the other Loan Documents or any of the instruments

4 207401323_4 or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Existing Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement. Section 5. Further Assurances. Each Credit Party agrees to, to the extent required by the Loan Documents, make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent may reasonably require for the purposes of implementing or effectuating the provisions of this Amendment and the other Loan Documents. Section 6. Acknowledgement and Reaffirmation. Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party (as amended pursuant to this Amendment), (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) and (c) agrees that each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) remains in full force and effect and is hereby ratified and confirmed. Section 7. Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.3 of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof. Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Section 10. Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Amendment is a Loan Document and is subject to the terms and conditions of the Credit Agreement. Section 11. Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns. [Remainder of page intentionally left blank; signature pages follow]

8x8, Inc. Signature Page to First Amendment to Term Loan Credit Agreement IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written. 8X8, INC., as Borrower By: /s/ Kevin Kraus Name: Kevin Kraus Title: Chief Financial Officer 8X8 INTERNATIONAL HOLDING CO., as a Guarantor By: /s/ Kevin Kraus Name: Kevin Kraus Title: Chief Financial Officer FUZE, INC., as a Guarantor By: /s/ Kevin Kraus Name: Kevin Kraus Title: Chief Financial Officer

8x8, Inc. Signature Page to First Amendment to Term Loan Credit Agreement WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender By: /s/ Daniel Sanchez_______________ Name: Daniel Sanchez Title: Executive Director

8x8, Inc. Signature Page to First Amendment to Term Loan Credit Agreement FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender By: /s/ Jason Auguste____________________ Name: Jason Auguste Title: Managing Director

8x8, Inc. Signature Page to First Amendment to Term Loan Credit Agreement CITIBANK, N.A., as a Lender By: /s/ Josh Rosenberg______________ Name: Josh Rosenberg Title: Director

8x8, Inc. Signature Page to First Amendment to Term Loan Credit Agreement CITY NATIONAL BANK, as a Lender By: /s/ Brian Weber____________ Name: Brian Weber Title: Senior Vice President

207401323_4 Annex A Amended Exhibit E (Form of Compliance Certificate) See attached.

190388402_3 EXHIBIT E to Term Loan Credit Agreement dated as of July 11, 2024 by and among 8x8, Inc., as Borrower, the lenders party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent FORM OF COMPLIANCE CERTIFICATE

Form of Compliance Certificate 190388402_3 COMPLIANCE CERTIFICATE Dated as of: _____________ The undersigned Responsible Officer, on behalf of 8x8, Inc., a Delaware corporation (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows: 1. This certificate is delivered to you pursuant to Section 8.1(c) of the Term Loan Credit Agreement dated as of July 11, 2024 (the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. 2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as of the dates indicated. 3. I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review did not disclose the existence as of the date hereof, and I have no knowledge of the existence, as of the date hereof, of any condition or event which constitutes a Default or Event of Default [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto]. 4. [As of the date of this certificate, the calculations set forth on the attached Schedule 1 demonstrate the Consolidated Total Net Leverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Interest Coverage Ratio for purposes of calculating the Applicable Margin and determining compliance with the financial covenants contained in Section 9.16 of the Credit Agreement.]1 5. [No Credit Party has created or acquired any Subsidiary since [the Closing Date][the most recent update contained in a Compliance Certificate].] [Below is a list of each Subsidiary created or acquired by a Credit Party since [the Closing Date][the most recent update contained in a Compliance Certificate] (including each such Subsidiary’s jurisdiction of organization, type of organization and percentage of each class of Equity Interests owned by the applicable Credit Party).] [Remainder of page intentionally left blank; signature page follows] 1 To be inserted commencing with the Compliance Certificate delivered with respect to the fiscal quarter ending September 30, 2024. Schedules 1 and 2 not required to be delivered with respect to the fiscal quarter ended June 30, 2024.

Form of Compliance Certificate IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the day and year first written above. 8X8, INC. By: Name: Title:

Form of Compliance Certificate Schedule 1 to Compliance Certificate For the Quarter/Year ended ______________________ (the “Statement Date”) 1. Maximum Consolidated Total Net Leverage Ratio and Applicable Margin (a) Consolidated Funded Indebtedness as of the Statement Date $__________ (b) Unrestricted Cash and Cash Equivalents as of the Statement Date in an aggregate amount not to exceed 50% of Adjusted Cash EBITDA for the most recently ended Reference Period $__________ (c) Adjusted Cash EBITDA for the Reference Period ending on the Statement Date (See Schedule 2) $__________ Consolidated Total Net Leverage Ratio: (1(a) minus 1(b)) divided by 1(c) ____ to 1.00 Maximum permitted Consolidated Total Net Leverage Ratio as set forth in Section 9.16(a) of the Credit Agreement: 4.50 to 1.00 In Compliance? Yes/No Applicable Margin Pricing Level __ 2. Maximum Consolidated Secured Leverage Ratio (a) Consolidated Funded Indebtedness of the Borrower and its Subsidiaries as of the Statement Date that is secured by a Lien on any asset of the Borrower or its Subsidiaries $__________ (b) Adjusted Cash EBITDA for the Reference Period ending on the Statement Date $__________ Consolidated Secured Leverage Ratio (2(a) divided by 2(b)) ____ to 1.00 Maximum permitted Consolidated Secured Leverage Ratio as set forth in Section 9.16(b) of the Credit Agreement 2.50 to 1.00 In Compliance? Yes/No 3. Minimum Consolidated Interest Coverage Ratio (a) Adjusted Cash EBITDA for the Reference Period ending on the Statement Date $__________ (b) Consolidated Interest Expense paid or payable in cash for the Reference Period ending on the Statement Date $__________ Consolidated Interest Coverage Ratio (3(a) divided by 3(b)) ____ to 1.00 Minimum permitted Consolidated Interest Coverage Ratio as set forth in Section 9.16(c) of the Credit Agreement 3.00 to 1.00 In Compliance? Yes/No

Form of Compliance Certificate Schedule 2 to Compliance Certificate Calculations of Adjusted Cash EBITDA to be attached.